Exhibit 99.1
RingCentral Announces Fourth Quarter and Fiscal Year 2024 Results
Q4 2024 revenue and operating margin above guidance range with record cash flow
Exceeded $50 million ARR from new products
Kira Makagon promoted to President and Chief Operating Officer
Belmont, Calif. – February 20, 2025 – RingCentral, Inc. (NYSE:RNG), a global leader in AI-powered trusted business communications for companies of all sizes, today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.
"We had a good fourth quarter, capping a strong year,” said Vlad Shmunis, RingCentral's founder and CEO. “Our new AI-powered products are gaining steam, and today we unveiled RingCentral AI Receptionist, or AIR, which we believe will deliver tremendous value to businesses everywhere. Building on our history of industry-leading innovations, AIR is a generative AI phone agent that is seamlessly integrated into the phone system. It acts as a true “digital employee” that enables our customers to do more with less. AIR is another growth vector for RingCentral and further builds out our multi-product portfolio.”
"Driving growth while expanding profitability remains a top priority," said Abhey Lamba, RingCentral's CFO. "In 2024, we achieved GAAP operating profitability for the first time, as we remain disciplined on spend and significantly lowered stock based compensation. Looking forward, we are focused on delivering further operating efficiencies, and expect to generate almost $600 million of operating cash flow in 2025."
Financial Results for the Fourth Quarter 2024
•Revenue: Total revenue was $615 million for the fourth quarter of 2024, up from $571 million in the fourth quarter of 2023, representing 8% year-over-year growth. Adjusted for constant currency, total revenue rose 7%. Subscriptions revenue of $590 million increased 8% year over year and accounted for 96% of total revenue. Adjusted for constant currency, subscriptions revenue rose 8%.
•Operating Income (Loss): GAAP operating income was $16 million, compared to ($45) million in the same period last year. Non-GAAP operating income was $131 million, or 21.3% of total revenue, compared to $117 million, or 20.5% of total revenue, in the same period last year.
•Adjusted EBITDA: Adjusted EBITDA was $153 million, or 24.9% of total revenue, compared to $138 million, or 24.2% of total revenue, in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.08), compared to ($0.50) in the same period last year. Diluted non-GAAP net income per share was $0.98, compared to $0.86 per share in the same period last year. The fourth quarters of 2024 and 2023 reflected a 22.5% non-GAAP tax rate.
•Cash Flow: Net cash provided by operating activities for the fourth quarter of 2024 was $133 million, or 21.6% of total revenue, compared to $114 million, or 19.9% of total revenue, for the fourth quarter of 2023. Free cash flow for the fourth quarter of 2024 was $112 million, or 18.2% of total revenue. This includes cash paid for interest of $6 million, and restructuring and other payments of $6 million. For comparison, free cash flow for the fourth quarter of 2023 was $94 million, which included cash paid for interest of $6 million, restructuring and other payments of $14 million, and cash received from certain strategic partners of $17 million.

•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the fourth quarter of 2024 was $243 million. Our cash balance reflects the repurchase of $77 million in shares during the fourth quarter of 2024 under the plans previously authorized by our Board. Our board recently increased our share repurchase authorization by $100 million, and we currently have approximately $270 million remaining on our total authorization.
Financial Results for the Full Year 2024
•Revenue: Total revenue was $2.400 billion for 2024, up from $2.202 billion in 2023, representing 9% growth. Adjusted for constant currency, total revenue rose 9%. Subscriptions revenue of $2.297 billion increased 9% and accounted for over 95% of total revenue. Adjusted for constant currency, subscriptions revenue rose 9%.
•Operating Income (Loss): GAAP operating income was $3 million in 2024, compared to ($199) million in 2023. Non-GAAP operating income was $504 million, or 21.0% of total revenue, compared to $420 million, or 19.1% of total revenue, in 2023.
•Adjusted EBITDA: Adjusted EBITDA for 2024 was $590 million in 2024, or 24.6% of total revenue, compared to $503 million, or 22.8% of total revenue, for 2023.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.63) in 2024, compared to ($1.74) in 2023. Diluted non-GAAP net income per share was $3.70, compared to $3.23 per share in 2023. Both fiscal year 2024 and 2023 reflected a 22.5% non-GAAP tax rate.
•Cash Flow: Net cash provided by operating activities for 2024 was a record $483 million, or 20.1% of total revenue, compared to $400 million, or 18.1% of total revenue, for 2023. Free cash flow for 2024 was $403 million, or 16.8% of total revenue. This includes cash paid for interest of $59 million, and restructuring and other payments of $28 million, and cash received from certain strategic partners of $25 million. For comparison, free cash flow for 2023 was $324 million, which included cash paid for interest of $17 million, restructuring and other payments of $35 million, and cash received from certain strategic partners of $50 million. Since 2021, free cash flow has grown at a 72% compound annual rate.
Management Update
Today we announced that Kira Makagon, Chief Innovation Officer and CMO, has been promoted to President and Chief Operating Officer, effective today. Makagon will now be responsible for the Company’s product and technology organization, direct and channel sales, customer success, marketing, and operations organizations.
Vlad Shmunis, RingCentral’s Founder, Chairman, and CEO, said, “Kira’s visionary leadership at RingCentral spans over a decade, spearheading our product innovation and establishing our brand as an industry leader. Kira’s proven track record of building high-performing teams and her deep understanding of our customers' evolving needs make her the ideal leader to accelerate our next phase of growth and product innovation. Her expanded role will be pivotal in strengthening our market leadership and creating lasting value for our customers, while scaling our organization and profitable growth.”
Please see our separate press release for additional information.
Business Highlights
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 7% year-over-year to $2.489 billion. Adjusted for constant currency, ARR rose 8%.
•Enterprise ARR increased 7% year-over-year to $1.073 billion. Adjusted for constant currency, Enterprise ARR rose 7%.
•Won over 30 deals that were over $1 million in total contract value in the fourth quarter of 2024.

•RingEX & RingCX selected by Genpact, a global advanced technology services and solutions company with 125,000 employees in 30+ countries, to enable tighter collaboration and for RingCentral's licensed availability across all 22 telecom circles in India.

Product Highlights
•Launched AI Receptionist (AIR), an AI phone agent that uses generative AI to automatically answer customer questions and transfer callers to the right place, much like traditional full-time receptionists. Unlike contact center intelligent virtual agents (IVAs), which are complex and costly to deploy, RingCentral AIR allows any business with any budget to instantly deploy our AI call automation solution to transform their business.
•BT, which serves over one million UK business customers, launched Cloud Work RingCX™, powered by RingCentral.
•Introduced Studio, a powerful new capability within RingCentral Events for streaming branded events, alongside a new feature called AI Clips for generating automated event highlights.
•RingCX earned multiple industry recognitions, including CRN's 2024 Product of the Year and Leader status in the 2025 Aragon Research Globe.
People Highlights
•Opened a new state-of-the-art office in Bangalore, highlighting India as a key area for the company's regional growth, and aligns with RingCentral's PAN-India license for availability in 22 telecom circles from the Department of Telecommunications.
•Amy Guggenheim Shenkan appointed to RingCentral's Board of Directors. She has over 30 years of leadership experience at companies such as McKinsey, GE, and Wells Fargo.
Financial Outlook
Full Year 2025 Guidance:
•Subscriptions revenue growth range of 5% to 7% year-over-year on a reported basis, or 6% to 8% on a constant currency basis.
•Total revenue growth range of 4% to 6% year-over-year on a reported basis, or 5% to 7% on a constant currency basis.
•GAAP operating margin range of 4.5% to 5.2%.
•Non-GAAP operating margin of approximately 22.5%, up approximately 150 basis points year over year.
•Non-GAAP EPS range of $4.13 to $4.27 based on 93.5 to 94.5 million fully diluted shares.
•Share-based compensation range of $300 to $310 million
•Free cash flow of approximately $500 to $510 million, growth of approximately 25% at the midpoint.
First Quarter 2025 Guidance:
•Subscriptions revenue range of $587 to $592 million, representing year-over-year growth of 5% to 6%, or 6% to 7% on a constant currency basis.
•Total revenue of $607 to $612 million, representing year-over-year growth of 4% to 5% on a reported and constant currency basis.
•GAAP operating margin range of 0.6% to 1.7%.
•Non-GAAP operating margin of 21.0% to 21.5%.
•Non-GAAP EPS of $0.93 to $0.97 based on 93.0 to 93.5 million fully diluted shares.
•Share-based compensation range of $81 to $84 million.

For a reconciliation of our forecasted non-GAAP operating margin and free cash flow, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2025, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the fourth quarter and fiscal year 2024 and outlook for the first quarter and fiscal year 2025.
•When: February 20, 2025 at 2:00 PM PT (5:00 PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: RingCentral Q4 2024 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM Eastern Time on February 27, 2025, a telephone replay will also be available by dialing 1-844-512-2921 from the United States or 1-412-317-6671 internationally with recording access code 10195940.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.
About RingCentral
RingCentral is a leading provider of AI-powered cloud business communications, contact center, video and hybrid event solutions. RingCentral empowers businesses with conversation intelligence, and unlocks rich customer and employee interactions to provide insights and improved business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.
© 2025 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our expectations regarding our profitability and our non-GAAP free cash flow, our expectations around the contribution of our new products, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to attract new customers and grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with channel partners and strategic partners; our ability to realize the anticipated benefits of our strategic relationships; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, impairment charges related to abandoned internal-use software, change in fair-value of contingent consideration, net impact of amended agreements with strategic partners, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income (loss) from operations excluding depreciation and amortization. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, impairment charges related to abandoned internal-use software, change in fair-value of contingent consideration, net impact of amended agreements with strategic partners, restructuring costs, non-cash interest expense associated with amortization of debt discount and issuance costs related to our long term debt, loss (gain) associated with investments, loss (gain) on early extinguishment of debt, intercompany remeasurement gains or losses, and the related income tax effect of these adjustments.
Non-GAAP free cash flow is defined as GAAP net cash provided by (used in) operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-

GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.
We have provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the period being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions (ARR), mid-market and enterprise ARR and enterprise ARR, including on a constant currency basis, as well as net monthly subscriptions dollar retention rate. To present ARR on a constant currency basis, ARR in currencies other than United States dollars are converted into United States dollars at the closing exchange rate prevailing for the period being compared to for growth rate calculations presented, rather than the closing exchange rates for the current period. We define our ARR as our monthly recurring subscriptions (MRR) multiplied by 12. Our MRR equals the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise ARR in the same manner as we calculate our ARR, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise ARR in the same manner as we calculate our ARR, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:
Will Wong, RingCentral
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$242,811	$222,195
Accounts receivable, net	386,252	364,438
Deferred and prepaid sales commission costs	182,615	184,620
Prepaid expenses and other current assets	59,444	77,396
Total current assets	871,122	848,649
Property and equipment, net	180,650	184,390
Operating lease right-of-use assets	46,463	42,989
Deferred and prepaid sales commission costs, non-current	325,198	395,724
Goodwill	82,986	67,370
Acquired intangibles, net	258,526	393,767
Other assets	14,928	12,024
Total assets	$1,779,873	$1,944,913
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$21,866	$53,295
Accrued liabilities	283,799	325,632
Current portion of long-term debt, net	181,252	20,000
Deferred revenue	261,882	233,619
Total current liabilities	748,799	632,546
Long-term debt, net	1,347,881	1,525,482
Operating lease liabilities	29,733	28,178
Other long-term liabilities	4,930	61,827
Total liabilities	2,131,343	2,248,033

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	9	9
Additional paid-in capital	1,215,377	1,204,781
Accumulated other comprehensive loss	(8,881)	(8,223)
Accumulated deficit	(1,757,424)	(1,699,136)
Total stockholders’ deficit	$(550,919)	$(502,569)
Total liabilities, temporary equity and stockholders’ deficit	$1,779,873	$1,944,913

TABLE 2
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Subscriptions	$589,677	$547,373	$2,297,192	$2,100,329
Other	24,835	23,898	103,203	102,100
Total revenues	614,512	571,271	2,400,395	2,202,429
Cost of revenues
Subscriptions	150,673	143,386	593,294	557,050
Other	27,501	26,838	112,213	107,241
Total cost of revenues	178,174	170,224	705,507	664,291
Gross profit	436,338	401,047	1,694,888	1,538,138
Operating expenses
Research and development	84,901	84,886	329,323	335,851
Sales and marketing	277,255	272,628	1,096,448	1,068,050
General and administrative	58,545	88,576	266,447	333,048
Total operating expenses	420,701	446,090	1,692,218	1,736,949
Income (loss) from operations	15,637	(45,043)	2,670	(198,811)
Other income (expense), net
Interest expense	(16,327)	(16,505)	(64,995)	(35,997)
Other income (expense)	2,280	16,442	15,100	77,963
Other income (expense), net	(14,047)	(63)	(49,895)	41,966
Loss before income taxes	1,590	(45,106)	(47,225)	(156,845)
Provision for income taxes	8,778	2,137	11,063	8,395
Net loss	$(7,188)	$(47,243)	$(58,288)	$(165,240)
Net loss per common share
Basic and diluted	$(0.08)	$(0.50)	$(0.63)	$(1.74)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	90,678	94,018	92,110	94,912

TABLE 3
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(58,288)	$(165,240)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	222,609	233,940
Share-based compensation	339,059	426,679
Unrealized loss on investments	—	1,506
Amortization of deferred and prepaid sales commission costs	162,552	138,134
Amortization of debt discount and issuance costs	4,272	4,566
Gain on early extinguishment of debt	—	(53,400)
Reduction of operating lease right-of-use assets	20,723	20,469
Provision for bad debt	8,667	6,852
Other	(8,428)	1,486
Changes in assets and liabilities:
Accounts receivable	(30,481)	(57,819)
Deferred and prepaid sales commission costs	(130,730)	(156,734)
Prepaid expenses and other assets	19,811	14,492
Accounts payable	(29,793)	(21,213)
Accrued and other liabilities	(37,433)	9,101
Deferred revenue	19,592	17,681
Operating lease liabilities	(18,856)	(20,838)
Net cash provided by operating activities	483,276	399,662
Cash flows from investing activities
Purchases of property and equipment	(24,994)	(23,513)
Capitalized internal-use software	(55,534)	(52,227)
Cash paid for business combination, net of cash acquired	(26,291)	(14,709)
Purchases of intangible assets and long-term investments	(2,540)	—
Net cash used in investing activities	(109,359)	(90,449)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	16,693	16,687
Payments for taxes related to net share settlement of equity awards	(5,965)	(9,062)
Payments for repurchase of common stock, including excise tax	(322,356)	(311,088)
Proceeds from issuance of long-term debt, net of issuance costs	—	785,749
Payments for the repurchase of convertible notes	—	(820,960)
Payments for fees on long-term debt	(4,851)	—
Repayments of principal on term loan	(20,000)	(10,000)
Repayment of financing obligations	(4,257)	(5,777)
Payment for contingent consideration	(10,345)	(3,567)
Net cash used in financing activities	(351,081)	(358,018)
Effect of exchange rate changes	(2,220)	1,016
Net increase (decrease) in cash, cash equivalents, and restricted cash	20,616	(47,789)
Cash, cash equivalents, and restricted cash
Beginning of year	222,195	269,984
End of year	$242,811	$222,195

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Subscriptions	$589,677	$547,373	$2,297,192	$2,100,329
Other	24,835	23,898	103,203	102,100
Total revenues	614,512	571,271	2,400,395	2,202,429
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	150,673	143,386	593,294	557,050
Share-based compensation	(5,619)	(7,206)	(23,647)	(28,302)
Amortization of acquired intangibles	(31,307)	(37,136)	(130,535)	(147,460)
Third-party relocation and other costs	(129)	(31)	(178)	(136)
Restructuring costs	(62)	(181)	(634)	(818)
Non-GAAP Subscriptions cost of revenues	113,556	98,832	438,300	380,334

GAAP Other cost of revenues	27,501	26,838	112,213	107,241
Share-based compensation	(1,796)	(2,374)	(7,791)	(9,266)
Amortization of acquired intangibles	(86)	(22)	(151)	(88)
Restructuring costs	48	—	(700)	(58)
Non-GAAP Other cost of revenues	25,667	24,442	103,571	97,829
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	80.7%	81.9%	80.9%	81.9%
Non-GAAP Other	(3.4)%	(2.3)%	(0.4)%	4.2%
Non-GAAP Gross profit	77.3%	78.4%	77.4%	78.3%
Operating expenses reconciliation
GAAP Research and development	84,901	84,886	329,323	335,851
Share-based compensation	(19,218)	(23,869)	(78,862)	(95,673)
Third-party relocation and other costs	(3,229)	(899)	(5,506)	(5,863)
Restructuring costs	(386)	(176)	(3,215)	(4,457)
Non-GAAP Research and development	62,068	59,942	241,740	229,858
As a % of total revenues non-GAAP	10.1%	10.5%	10.1%	10.4%

GAAP Sales and marketing	277,255	272,628	1,096,448	1,068,050
Share-based compensation	(33,322)	(37,232)	(137,350)	(154,295)
Amortization of acquired intangibles	(2,055)	(995)	(5,853)	(3,524)
Third-party relocation and other costs	—	(14)	(332)	(115)
Restructuring costs	(1,246)	(3,665)	(5,885)	(8,758)
Non-GAAP Sales and marketing	240,632	230,722	947,028	901,358
As a % of total revenues non-GAAP	39.2%	40.4%	39.5%	40.9%

GAAP General and administrative	58,545	88,576	266,447	333,048
Share-based compensation	(21,624)	(42,692)	(98,998)	(146,550)
Third-party relocation and other costs	4,860	(2,094)	169	(7,411)
Restructuring costs	(363)	(3,421)	(2,201)	(6,277)
Non-GAAP General and administrative	41,418	40,369	165,417	172,810
As a % of total revenues non-GAAP	6.7%	7.1%	6.9%	7.8%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Income (loss) from operations reconciliation
GAAP income (loss) from operations	15,637	(45,043)	2,670	(198,811)
Share-based compensation	81,579	113,373	346,648	434,086
Amortization of acquired intangibles	33,448	38,153	136,539	151,072
Third-party relocation and other costs	(1,502)	3,038	5,847	13,525
Restructuring costs	2,009	7,443	12,635	20,368
Non-GAAP Income from operations	131,171	116,964	504,339	420,240
Non-GAAP Operating margin	21.3%	20.5%	21.0%	19.1%

Depreciation and amortization	21,604	21,064	86,070	82,868
Non-GAAP Adjusted EBITDA	152,775	138,028	590,409	503,108
As a % of total revenues non-GAAP	24.9%	24.2%	24.6%	22.8%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss) income reconciliation
GAAP net loss	$(7,188)	$(47,243)	$(58,288)	$(165,240)
Share-based compensation	81,579	113,373	346,648	434,086
Amortization of acquired intangibles	33,448	38,153	136,539	151,072
Third-party relocation and other costs, net	(4,806)	3,038	(5,155)	3,016
Restructuring costs	2,009	7,443	12,635	20,368
Amortization of debt discount and issuance costs	1,160	1,101	4,272	4,566
Loss associated with investments	—	—	458	1,745
Gain on early extinguishment of debt	—	(10,510)	—	(53,401)
Intercompany remeasurement loss (gain)	2,474	(428)	3,294	(1,645)
Income tax expense effects	(17,649)	(21,952)	(90,517)	(82,271)
Non-GAAP net income	$91,027	$82,975	$349,886	$312,296
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	90,678	94,018	92,110	94,912
Effect of dilutive securities	2,567	1,989	2,373	1,714
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	93,245	96,007	94,483	96,626

Diluted net (loss) income per share
GAAP net loss per share	$(0.08)	$(0.50)	$(0.63)	$(1.74)
Non-GAAP net income per share	$0.98	$0.86	$3.70	$3.23

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$132,882	$113,844	$483,276	$399,662
Capitalized expenditures	(21,053)	(19,984)	(80,528)	(75,740)
Non-GAAP free cash flow	$111,829	$93,860	$402,748	$323,922
Non-GAAP free cash flow margin	18.2%	16.4%	16.8%	14.7%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q1 2025		FY 2025
	Low Range	High Range	Low Range	High Range
GAAP income from operations	3	10	112	133
GAAP operating margin	0.6%	1.7%	4.5%	5.2%
Share-based compensation	84	81	310	300
Amortization of acquired intangibles	35	35	135	135
Restructuring costs	6	6	6	6
Non-GAAP income from operations	127	131	562	573
Non-GAAP operating margin	21.0%	21.5%	22.5%	22.5%

	FY 2025
	Low Range	High Range
GAAP net cash provided by operating activities	$585	$595
Capitalized expenditures	(85)	(85)
Non-GAAP free cash flow	$500	$510